                                                              EXHIBIT (h)(9)(b)

                AMENDMENT NO. 6 TO FUND PARTICIPATION AGREEMENT

   This Amendment No. 6 to the Fund Participation Agreement ("Agreement") effective March 28, 2002, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a Delaware limited liability company, and American General Life Insurance Company, a Texas life insurance company (the "Company") is effective as of August 31, 2007.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

JANUS ASPEN SERIES                    JANUS DISTRIBUTORS LLC

By:                                   By:
       -----------------------------         -----------------------------
Name:                                 Name:
       -----------------------------         -----------------------------
Title:                                Title:
       -----------------------------         -----------------------------

AMERICAN GENERAL LIFE INSURANCE       Attest:
COMPANY

By:                                   By: :
       -----------------------------         -----------------------------
Name:                                 Name:
       -----------------------------         -----------------------------
Title:                                Title:
       -----------------------------         -----------------------------

                                      (Corporate Seal)

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                                  Schedule A
                  Separate Accounts and Associated Contracts
                            (As of August 31, 2007)

Name of Separate Account and Date
Established by the Board of Directors.  Contracts Funded By Separate Account
-------------------------------------- ---------------------------------------
American General Life Insurance        Platinum Investor Variable Annuity
  Company                              Platinum Investor Immediate Variable
Separate Account D                     Annuity
Established November 19, 1973

American General Life Insurance        Platinum Investor I & Platinum Investor
  Company                                II VUL
Separate Account VL-R                  Platinum Investor III VUL
Established May 6, 1997                Platinum Investor Survivor VUL
                                       Platinum Investor Survivor II VUL
                                       Platinum Investor PLUS VUL
                                       Corporate America - Variable VUL
                                       Platinum Investor FlexDirector VUL
                                       Platinum Investor IV VUL
                                       Platinum Investor VIP VUL
                                       AIG Corporate Investor VUL
                                       AIG Income Advantage VUL,
                                         Policy Form No. 07704,
                                         SEC Registration No. 333-144594